Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2007, except for Note 21 for which the date is October 19, 2009, relating to the 2006 financial statements of RailAmerica, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts,” in such Registration Statement.
PricewaterhouseCoopers LLP
October 19, 2009
Miami, Florida